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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

Charter Communications Holdings, LLC:


      Charter Communications Holdings Capital Corporation
      Charter Communications Operating, LLC
      Charter Communications Properties LLC
      Cencom Cable Entertainment, LLC
      Charter Communications Entertainment, LLC
      Charter Communications Entertainment II, LLC
      American Cable Entertainment Company, LLC
      Charter Communications Entertainment I, LLC
      Cable Advertising of St. Louis, L.L.C.
      Long Beach, LLC
      Charter Communications Services, LLC
      Charter Cable Operating Company, LLC
      Marcus Cable Partners, L.L.C.
      Marcus Cable, Inc.
      Marcus Cable Associates, L.L.C.
      Marcus Cable of Alabama, L.L.C.
      Marcus Fiberlink, L.L.C.
      Charter Communications, LLC
      Peachtree Cable TV, LLC
      Peachtree Cable TV, L.P.
      CF Finance LaGrange, Inc.
      Charter-LaGrange, L.L.C.
      Charter RMG, LLC
      Renaissance Media Group, LLC
      Renaissance Media Capital Corporation
      Renaissance Media (Tennessee), LLC
      Renaissance Media (Louisiana), LLC
      Renaissance Media, LLC
      Charter-Helicon, LLC


Charter Communications Holdings Capital Corporation:

      None